                                                               EXHIBIT 28(H)(6)

                                    FORM OF
                             CONSULTING AGREEMENT

   This Consulting Agreement ("Agreement") executed as of April       , 2011,
                                                                ------
is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the "Adviser"), and DIMENSIONAL FUND ADVISORS LP, a Delaware limited partnership ("DFA"). As a matter of administrative convenience, this Agreement is entered into by and between DFA and the Adviser with respect to multiple Funds of the Lincoln Variable Insurance Products Trust (the "Trust"), which is a registered investment company registered under the Investment Company Act of 1940, as amended and is listed in Schedule A hereto (each referred to herein as the "Fund" or collectively as the "Funds"). Nevertheless, this Agreement shall be construed to constitute a separate Agreement on behalf of each such Fund.

   WHEREAS, the Adviser desires to appoint DFA to provide the services described herein to the Adviser in respect of the Funds; and

   WHEREAS, DFA is willing to serve the Adviser in such capacity;

   NOW THEREFORE, in consideration of the mutual covenants and for the mutual consideration contained herein, the parties agree as follows:

1. APPOINTMENT OF DFA.

   DFA agrees to provide the services described in Section 2 below in connection with the Adviser's management of the Funds, subject to the supervision of the Board of Trustees of the Trust and the direction and control of the Adviser. DFA will be an independent contractor and will have no authority to act for or represent the Trust or Advisor in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2. SERVICES TO BE RENDERED BY DFA TO THE ADVISER.

   DFA, at its expense, will provide the Adviser the following information and services as may be requested by the Adviser from time to time: (i) an analysis of each underlying fund available for investment by each Fund in order to evaluate its merits and understand its risk and return profile, (ii) background on construction methodology for the underlying funds, (iii) performance charts and graphs, research publications and text relating to each underlying fund for Adviser's use with sales representatives and financial advisers, (iv) upon reasonable request of the Adviser, attend internal and external sales meetings to provide information about DFA and its investment process, (v) performance attribution and contribution reports relating to the underlying funds detailing performance relative to a benchmark and written performance commentary discussing underlying fund performance and a summary of broader capital market events, and (vi) upon reasonable request of the Adviser, attend Board of Trustee meetings of the Trust to provide information related to DFA's services to the Adviser.

3. NO DISCRETION

   DFA and the Adviser acknowledge and agree that DFA is not providing discretionary investment advise to the Adviser or the Funds, has no authority with respect to the Funds, and the Adviser is solely responsible for the implementation of the Funds' investment program.

4. NON-EXCLUSIVE RELATIONSHIP.

   The services provided by DFA under this Agreement are not to be deemed exclusive, and DFA shall be free to render similar or different services to others. The advice given and actions taken with respect to other clients, and DFA's own investment decisions, may be similar to or different from advice given with respect to the Adviser.

5. COMPENSATION.

   No compensation shall be paid under this Agreement.

6. REPRESENTATIONS.

   (a) Representations of the Adviser. The Adviser represents, warrants and
       -------------------------------
agrees that the Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet, in all material respects, for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement;
(iv) has the authority to enter into and perform the services contemplated by this Agreement ; and (v) will promptly notify DFA of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

   (b) Representations of DFA. DFA represents, warrants and agrees as follows:
       -----------------------
DFA (i) is not prohibited by law, regulation or order from performing the services contemplated by this Agreement; (ii) has met and will seek to continue to meet in all material respects, for so long as this Agreement remains in effect, any other applicable federal or state requirements, or other applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and
(iii) has the authority to enter into and perform the services contemplated by this Agreement.

7. TERM, TERMINATION AND ASSIGNMENT.

   This Agreement will operate on a continuous basis until terminated by either party with sixty (60) days' prior written notice to the other party. This Agreement shall automatically terminate in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason. Neither party shall assign this agreement without the prior written consent of the other party.

8. CONFIDENTIAL INFORMATION

   (a) DFA will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Adviser, or if disclosure is expressly required or requested by applicable federal or state regulatory authorities or by this Agreement.

   (b) Notwithstanding the foregoing, DFA shall not disclose to any third party the "non-public portfolio holdings" of the Funds, unless (1) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with DFA to keep such information confidential and to not engage in trading based upon such information. "Non-public portfolio holdings" means holdings which have not first been made public by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information.

9. USE OF DFA NAME

   (a) It is understood that the name "Dimensional Fund Advisors," "Dimensional," "DFA" or any derivative thereof or logos associated with those names are the valuable property of DFA and its affiliates. The Adviser may use DFA's name in reference to the services provided by DFA to the Adviser only with the prior written consent of DFA or its delegate. The Adviser shall furnish to DFA, prior to its use, each piece of advertising, supplemental sales literature or other promotional materials in which DFA or any of its affiliates is named. DFA agrees to respond to any request for approval on a prompt and timely basis. Failure by DFA to respond within ten (10) calendar days to the Adviser shall relieve the Adviser of the obligation to obtain the prior written permission of DFA.

   (b) DFA may withdraw authorization for the use of its name in relation to the Funds as provided in this section upon 60 days' written notice to the Adviser, and the Adviser shall take reasonable steps to thereafter cease use of the name except for the purpose of satisfying disclosure requirements or otherwise as required by law.

   (c) DFA may identify the Adviser as a DFA client in response to relevant inquiries relating to potential conflicts of interest from clients of other DFA services.

10.GOVERNING LAW.

   This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable, the latter shall control.

11.SEVERABILITY/INTERPRETATION.

   If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

12.NOTICES.

   Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be given in writing, delivered, or mailed to the other party, or transmitted by facsimile to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

   (a)If to DFA:

   Catherine L. Newell, Esq.
   Vice President and Secretary
   DFA Investment Dimensions Group Inc.
   Dimensional Investment Group Inc.
   6300 Bee Cave Road, Building One
   Austin, TX 78746

   (b)If to the Adviser:

   Lincoln Investment Advisors Corporation
   One Granite Place
   Concord, NH 03301
   Attn: Craig Moreshead

IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

                                  LINCOLN INVESTMENT ADVISORS CORPORATION

                                  ------------------------
                                  Name: Daniel R. Hayes
                                  Title: President

                                  DIMENSIONAL FUND ADVISORS LP
                                  By: Dimensional Holdings Inc., general partner

                                  ------------------------
                                  Name:
                                  Title:

                                  SCHEDULE A
                     FUNDS SUBJECT TO CONSULTING AGREEMENT

LVIP DIMENSIONAL U.S. EQUITY FUND
LVIP DIMENSIONAL NON-U.S. EQUITY FUND
LVIP TOTAL BOND FUND